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                                  Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of Advanced Magnetics, Inc. on Form S-8 of our report which includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 115 dated November 6, 1996 on our audits of the consolidated financial statements of Advanced Magnetics, Inc. as of September 30, 1996 and 1995, which report is included in the 1996 Annual Report of Advanced Magnetics, Inc. on Form 10-K.





                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 29, 1997